Exhibit 5.1

                  [Sidley Austin Brown & Wood LLP Letterhead]

                                                                 May 30, 2002



SSB Vehicle Securities Inc.
390 Greenwich Street
New York, New York 10013


         Re:  SSB Vehicle Securities Inc.
              Registration Statement on Form S-3
              ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel for SSB Vehicle Securities Inc., a Delaware corporation (the "Registrant"), in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") relating to the Securities (defined below) and with the authorization and issuance from time to time in one or more series of asset-backed securities to be registered pursuant to the Registration Statement (the "Securities"). As set forth in the Registration Statement, the Notes and/or the Certificates will be issued from time to time in series, with each series to be issued by a trust (each, a "Trust") to be formed by the Depositor pursuant to a Trust Agreement (each, a "Trust Agreement") between the Depositor and an Owner Trustee or a Pooling and Servicing Agreement among the Depositor, the Servicer and the Trustee (each a "Pooling and Servicing Agreement"). With respect to each series, the Certificates will be issued pursuant to a Trust Agreement or a Pooling and Servicing Agreement, the Notes will be issued pursuant to an Indenture (each an "Indenture") between the related Trust and an Indenture Trustee. The Certificates and Notes will be sold from time to time pursuant to certain underwriting Agreements (the "Underwriting Agreements") between the Depositor and various Underwriters named therein.

         We have examined and relied upon the Registration Statement and, in each case as filed with the Registration Statement, the form of Sale and Servicing Agreement among a Trust, the Depositor and the Servicer, the form of Indenture (including the forms of Notes included as exhibits thereto), the form of Trust Agreement or Pooling and Servicing Agreement (including the forms of Certificates included as an exhibit thereto and, with respect to the Trust Agreement, the form of Certificate of Trust to be filed pursuant to the Delaware Business Trust Act) and the form of the Underwriting Agreement relating to the Notes and the Certificates (collectively, the "Operative Documents"). In addition, we have examined and considered executed originals or counterparts, or certified or other copies of such certificates, instruments, documents and other corporate records of the Registrant and matters of fact and law as we have deemed necessary for the purposes of the opinion expressed below. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Registration Statement.

         Based on and subject to the foregoing, we are of the opinion that, with respect to the Notes and/or Certificates of any series, when (i) the applicable Operative Documents relating to such series have each been duly completed, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement, (ii) with respect to each Trust formed pursuant to a Trust Agreement, the Certificate of Trust for the related trust has been duly executed by the Owner Trustee and filed with the Secretary of State of the State of Delaware, (iii) such Notes and/or Certificates have been duly executed by the related Trust and authenticated by the Owner Trustee, the Indenture Trustee or Trustee, as applicable, and sold by the Depositor, all in accordance with the terms and conditions of the related Operative Documents and in the manner described in the Registration Statement, such Notes and/or Certificates when sold will have been legally issued, fully paid and nonassessable and such Notes when sold will be valid and binding obligations of the applicable Trust, enforceable in accordance with their respective terms.

         In rendering the foregoing opinion, we have assumed the accuracy and truthfulness of all public records regarding the Registrant and of all certifications, documents and other proceedings examined by us that have been executed or certified by officials of the Registrant acting within the scope of their official capacities and have not verified the accuracy or truthfulness thereof. We have also assumed the genuineness of the signatures appearing upon such public records, certifications, documents and proceedings. In addition, we have assumed that each such Pooling and Servicing Agreement and Indenture and the related Notes and/or Certificates, as applicable, will be executed and delivered in substantially the form filed as exhibits to the Registration Statement with such changes acceptable to us, and that such Securities will be sold as described in the Registration Statement. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

         With respect to enforcement, the above opinion is qualified to the extent that enforcement of the Notes may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Opinions" in the prospectus and the accompanying prospectus supplements forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the 1933 Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                     Very truly yours,

                                     /s/ Sidley Austin Brown & Wood LLP


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